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                                  EXHIBIT 23.3

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                           CERTIFIED PUBLICACCOUNTANTS
                              J.W.BOYLE & CO.,LTD.
                                ESTABLISHED 1924




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to our firm in the caption "Experts" and to the use in the Offering of Common Stock on Form SB-2 filed with the Securities and Exchange Commission of our report dated January 16, 2003 on the consolidated financial statements of First Federal Financial Services, Inc. as of and for the year ended December 31, 2002.



/s/ J. W. Boyle & Co., Ltd.

    J. W. Boyle & Co., Ltd.

Belleville, Illinois
May 5, 2004